UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 2, 2021

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

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Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in Items 2.01 and 2.03 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 2, 2021, through our wholly-owned subsidiary, Summit Healthcare REIT, Inc. (the “Company,” “we” or “us”) acquired three skilled nursing facilities, two located in Yucaipa, California and one located in Mentone, California (collectively, the “CA3 Properties”), for the purchase price of $20,055,000, which was funded through cash on hand plus the proceeds from the loan described in Item 2.03 below. The CA3 Properties are leased to three unrelated parties under three separate 15-year triple net leases, each of which has two five-year renewal options. The information in Item 2.03 below is hereby incorporated in this Item 2.01. This description of the acquisition does not purport to be complete and is qualified in all respects with reference to the Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated into this Item 2.01.

On July 7, 2021, the Company issued a press release regarding the acquisition of the CA3 Properties. The press release is attached hereto as Exhibit 99.1 and hereby incorporated into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We acquired our interest in the CA3 Properties subject to a first priority mortgage loan collateralized by the properties. On July 2, 2021, we entered into a loan agreement with CIBC for $15.0 million in principal amount. The loan bears interest at the One Month LIBOR (London Interbank Offer Rate) plus 4.00%, and matures on July 2, 2024. The loan is interest only for one year and then requires additional monthly installments of principal that are held by the lender in a cash loan guarantee fund until maturity. The loan may be prepaid at any time with no penalty if the CA3 Properties are refinanced through the Department of Housing and Urban Development or we would be required to pay an exit fee, as defined in the loan agreement. This description of the loan does not purport to be complete and is qualified in all respects with reference to the Term Loan and Security Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

The financial information required by this Item 9.01 has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report must be filed.

Exhibit No.	Description

10.1	Term Loan and Security Agreement between Summit Creekside LLC, a Delaware limited liability company (“Creekside”), Summit Yucaipa LLC, a Delaware limited liability company (“Yucaipa”), and Summit Mentone LLC , as borrowers and CIBC Bank USA dated July 2, 2021.

10.2	Purchase and Sale Agreement between Summit Healthcare REIT, Inc. and Madison Creek Partners, LLC dated as of February 8, 2021.

99.1	Press release issued July 7, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: July 9, 2021